KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                            NEW YORK, NY 10022 - 3852

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FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
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                              August 3, 2004




The Victory Institutional Funds
3435 Stelzer Road
Columbus, Ohio  43219

           Re:      The Victory Institutional Funds
                    -------------------------------

Gentlemen:

           We hereby consent to the reference to our firm as counsel in Pre-Effective Amendment No. 1 on Form N-1A.

                                Very truly yours,


                                /s/ Kramer Levin Naftalis & Frankel LLP



                                Kramer Levin Naftalis & Frankel LLP